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                                                                   Exhibit 10.11

                                COTT CORPORATION


                2002 EXECUTIVE INCENTIVE SHARE COMPENSATION PLAN

1.0      PURPOSE AND ESTABLISHMENT OF THIS PLAN

1.1 Cott Corporation hereby establishes a plan to be known as the "Cott Corporation 2002 Executive Incentive Share Compensation Plan" (the "Plan") for the purpose of rewarding certain Employees of Cott Corporation and its affiliates for exceeding one hundred percent (100%) of their respective annual performance objectives and to which contributions for such purpose will be made by or on behalf of the Participating Companies.

2.0      DEFINITIONS

2.1      "ACT" means the Income Tax Act (Canada), as amended.

2.2 "ANNUAL PERFORMANCE OBJECTIVES" means the annual performance objectives as established or approved by the Committee from time to time with respect to each Participant in Cott's 2002 fiscal year (being the period from January 2, 2002 to December 30, 2002).

2.3 "COMMITTEE" means the Human Resources and Compensation Committee of the board of directors of Cott.

2.4      "COMMENCEMENT OF THE PLAN" means January 2, 2003.

2.5 "COMMON SHARES" means whole or fractional common shares in the capital of Cott.

2.6 "COTT" means Cott Corporation, a corporation amalgamated under the laws of Canada.

2.7 "EMPLOYEE" means a full-time or regular part-time employee of any Participating Company.

2.8 "EMPLOYEE SAVINGS PLAN TRUST AGREEMENT" means the "Employee Savings Plan Trust Agreement" entered into between Cott and the Trustee to carry out the purposes of the Plan in respect of the Common Shares that have vested in accordance with the terms hereof, as amended from time to time.

2.9 "EMPLOYEE STOCK PURCHASE PLAN TRUST AGREEMENT" means the "Employee Stock Purchase Plan Trust Agreement" entered into between Cott and the Trustee to carry out the purposes of the Plan in respect of assets under the Plan other than Common Shares that have vested in accordance with the terms hereof, as amended from time to time.

2.10 "EBP FUND" means the trust fund established pursuant to the Employee Stock Purchase Plan Trust Agreement to hold all of the assets under the Plan other than Common Shares that have vested in accordance with the terms hereof.


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2.11     "ESP FUND" means the trust fund established pursuant to the Employee
         Savings Plan Trust Agreement to hold the Common Shares that have vested in accordance with the terms hereof.

2.12 "NORMAL RETIREMENT" means retirement from office or employment with a Participating Company (at the election of the Participant and as agreed to by the Participating Company) coincident with or following the attainment by the Participant of age fifty-five years.

2.13 "PARTICIPANT" means an Employee during Cott's 2002 fiscal year and who is designated as a Participant from time to time by the Committee and, in the case of death of a Participant, includes the personal representative of the Participant.

2.14 "PARTICIPATING COMPANY" means Cott, Cott Beverages Inc., Cott Beverages Limited and any other company designated as a Participating Company from time to time by the Committee.

2.15 "PERMANENT DISABILITY" means the complete and permanent incapacity of a Participant, as determined by a Cott approved licensed medical practitioner, due to a medically determinable physical or mental impairment which prevents such Participant from performing substantially all of the essential duties of his or her office or employment.

2.16 "PLAN" means this Cott Corporation 2002 Executive Incentive Share Compensation Plan.

2.17 "TERM" means the term of the Plan beginning on January 2, 2003 and ending on the date that the Common Shares purchased on behalf of each Participant fully vest as set out in section 5.4(b) hereof.

2.18 "TERMINATION DATE" in respect of a Terminated Participant's termination within the meaning of section 5.6 hereof means the Participant's last day of active service (without regard to any notice of termination owing pursuant to statute, regulation, agreement or common law).

2.19 "TERMINATED PARTICIPANT" means a Participant who has been terminated within the meaning of section 5.6 hereof.

2.20 "TRUST AGREEMENTS" means, collectively, the Employee Stock Purchase Plan Trust Agreement and the Employee Savings Plan Trust Agreement.

2.21 "TRUSTEE" means The Canada Trust Company or its successor for the time being in the trusts created hereby and by the Trust Agreements.

2.22 "UNVESTED SHARES" means, at any particular time, Common Shares that have been acquired on behalf of a Participant but which have not yet vested in such Participant in accordance with the terms hereof.

2.23 "VESTING DATE" means, in the singular, the date that the Common Shares vest pursuant to section 5.4(a) or (b) hereof and collectively, shall be referred to as the "Vesting Dates".


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2.24     "VESTED SHARES" means those Common Shares held by the Trustee for the benefit of particular Participants that have vested in accordance with the terms hereof.

3.0      PARTICIPATION

3.1 Participants will be automatically enrolled in this Plan at the time that the Committee or its designee designates such individual as a "Participant".

3.2      Each Participant will be provided with a copy of this Plan.

4.0      OPERATION OF THIS PLAN

4.1 Within 120 days after the end of Cott's 2002 fiscal year, the Committee shall determine in respect of such fiscal year,

         (a) the Employees of the Participating Companies who shall be designated as "Participants" for this Plan for such fiscal year on the basis of whether such Participant exceeded one hundred percent (100%) of his or her annual performance objectives; and

         (b) the extent (in terms of Canadian dollars) of the participation of such Participants in respect of such fiscal year.

4.2 Within 30 days after the determinations contemplated by section 4.1 are made by the Committee, Cott shall cause to be contributed to the Fund for the benefit of each Participant employed by each Participating Company, the relevant amounts (in Canadian dollars) determined by the Committee to be payable in respect of the Participants employed by each such Participating Company.

4.3 As soon as practicable after receiving the funds referred to in section 4.2, the Trustee shall use such funds to acquire Common Shares on the Toronto Stock Exchange at the prevailing market price of Common Shares at the time and on the date of acquisition of the Common Shares.

4.4 The purchase of Common Shares by the Trustee in accordance with the Plan shall comply at all times and in all respects with all applicable laws, including, without limitation, all rules, regulations and by-laws of the Toronto Stock Exchange and all policies and regulations of applicable securities regulatory authorities.

5.0      ALLOCATION, VESTING AND POSSESSION

5.1 As soon as practicable after each acquisition of Common Shares pursuant to the terms of this Plan, but in any event prior to the end of each calendar year, the Trustee shall determine in respect of each Participant

         (a) the number of Common Shares acquired pursuant to this Plan on behalf of such Participant; and


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         (b)      all amounts received in respect of Cott's 2002 fiscal year by the Trustee from Cott which were contributed on behalf of such Participant.

5.2 Prior to the end of each calendar year, the Trustee shall allocate and pay or declare payable to each Participant his or her proportionate share of the amount, if any, by which the income of the EBP Fund for the year exceeds all payments made out of the EBP Fund's income for the year to or for the benefit of the Participants. If not paid at the end of each calendar year, the amounts so allocated shall be paid to the Participants by the Trustee as soon as practicable, but in any event within ninety (90) days after the end of each calendar year.

5.3 Prior to the end of each calendar year, the Trustee shall allocate to each Participating Company the amounts by which (i) the total of all payments made in the year out of or under the EBP Fund to or for the benefit of Participants employed (or formerly employed) by that Participating Company (or to the heir or legal representative thereof) exceeds (ii) the income of the EBP Fund for the year.

5.4 Subject to the provisions of this Plan, the Common Shares purchased on behalf of each Participant shall vest on the following basis:

         (a) 30% thereof shall vest on each of January 2, 2004 and January 2, 2005; and

         (b)      40% thereof shall vest on January 2, 2006.

5.5 If the employment of a Participant is terminated by reason of the death, Normal Retirement or Permanent Disability of such Participant, all Unvested Shares acquired on behalf of such Participant shall immediately become vested in that Participant. Such Participant must take immediate delivery of the share certificate(s) evidencing all Vested Shares, or the cash equivalent (as determined in accordance with section 7.2), and thereafter shall have no further entitlement under this Plan.

5.6 If the employment of a Participant is terminated for any reason (including, but not limited to, termination without cause) other than death, Normal Retirement or Permanent Disability, all rights of such Terminated Participant with respect to all Unvested Shares shall terminate on the Terminated Participant's Termination Date. Thereafter, such Terminated Participant shall have no further entitlement under the Plan and shall cease to be a beneficiary under the Plan. The Unvested Shares so forfeited will be reallocated by the Trustee on a pro rata basis to the remaining Participants. The Terminated Participant must deliver a written direction to Cott within ninety (90) days of such Termination Date to either: (i) take all steps necessary to convert such Terminated Participant's Vested Shares to cash and to forward a cheque for the amount of cash so realized to such Terminated Participant; or (ii) deliver the share certificate(s) to the Terminated Participant evidencing such Vested Shares. In the event that a Terminated Participant fails to deliver such notification within such ninety (90) days, and after receipt of written notice from Cott, the Trustee shall issue and deliver share certificates to the Terminated Participant evidencing such Vested Shares. Notwithstanding the foregoing, if all Participants are terminated (either pursuant to this section 5.6 and/or section 5.5 above) during the Term of the Plan, then all Unvested Shares shall immediately vest and shall be


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         redistributed to all individuals who were Participants as of the
         Commencement of the Plan (other than those who have been terminated pursuant to section 5.5 above whose Unvested Shares would have thereupon become vested) on a pro-rata basis on the basis of the original allocation of Common Shares to the Participants at the Commencement of the Plan (with the necessary adjustments having regard to section 5.5).

5.7      Notwithstanding anything else contained herein, if there is:

         (a) a consolidation, merger or amalgamation of Cott with or into any other corporation whereby the voting shareholders of Cott immediately prior to such event receive less than 50% of the voting shares of the consolidated, merged or amalgamated corporation;

         (b) a sale by Cott of all or substantially all of Cott's undertakings and assets; or

         (c) a proposal by or with respect to Cott being made in connection with a liquidation, dissolution or winding-up of Cott,

         all of each Participant's Unvested Shares shall immediately vest in that Participant.

5.8 If a take-over bid (within the meaning of the Securities Act (Ontario)), other than a take-over bid exempt from the requirements of
         Part XX of such Act pursuant to Sections 93(1)(b) or (c) thereof (a "Qualifying Take-over Bid"), is made for the Common Shares, all Unvested Shares shall immediately vest conditional upon successful completion of such Qualifying Take-over Bid and each Participant shall have the right to tender such Unvested Shares to the Qualifying Take-over Bid by notice of guaranteed delivery. If a Qualifying Take-over Bid is made for the Common Shares, and such Qualifying Take-over Bid does not permit tendering by notice of guaranteed delivery, Cott shall, on consummation of such a Qualifying Take-over Bid, subject to compliance with all applicable laws and regulations, repurchase each Unvested Share held by the Participants at a purchase price equal to the offer price pursuant to the Qualifying Take-over Bid. Cott will take all reasonable steps necessary to facilitate or guarantee the exercise by the Participants of the rights hereinbefore described.

5.9 All Common Shares held by the Trustee on behalf of a Participant that vest in accordance with the terms hereof shall be distributed from the EBP Fund and shall no longer constitute part of the EBP Fund. All such Vested Shares shall be held in the ESP Fund by the Trustee on behalf of a Participant. The Trustee shall hold all such Vested Shares in accordance with the terms of this Plan and the terms of the Employee Savings Plan Trust Agreement.

6.0      ACCOUNTING AND REPORTING

6.1 An account or accounts will be maintained for each Participant in which there will be recorded all contributed amounts allocated to such Participant, the number of Common Shares acquired on behalf of such Participant, the number of Vested Shares, the market value of such Common Shares and Vested Shares and such other information as may be necessary or advisable in connection with the administration of this Plan.


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6.2      A Participant will be provided with a summary of his or her accounts on an annual basis.

7.0      WITHDRAWAL AND LIMITATION ON UNVESTED SHARES

7.1 A Participant may, at any time and from time to time by notice to Cott, in the form set out in the attached Schedule A, request: (a) delivery to him or her of certificates representing such Participant's Vested Shares, if applicable; or (b) a cheque representing the proceeds of a sale of any of such Participant's Vested Shares.

7.2 In respect of the election referred to in Section 7.1(b) above, the Trustee shall sell such number of Vested Shares as are referred to on the Toronto Stock Exchange at the prevailing market price of the Common Shares at the time and at the date of the sale of the Common Shares.

7.3 Vested Shares are not subject to any restriction concerning their use other than pursuant to Cott's policies respecting the trading of the Common Shares by Employees or by law. A Participant shall not, directly or indirectly, assign, transfer or encumber in any manner whatsoever any rights in and to Unvested Shares held on such Participant's behalf under this Plan.

7.4 Only whole Vested Shares will be delivered. If a Participant is entitled to a fraction of a Vested Share, such entitlement will be satisfied by the cash payment to such Participant of the then current market value of such fraction of a share.

8.0      DIVIDENDS AND OTHER RIGHTS

8.1 The Trustee shall use all cash dividends received by it in a year in respect of all Vested Shares and Unvested Shares held by it on behalf of any Participant to purchase additional Common Shares to be allocated (on a fully vested basis) to Participants, pro rata, as of the date on which the dividend was paid. Stock dividends received by the Trustee in a year in respect of all Vested Shares and Unvested Shares held by it on behalf of any Participant shall be allocated to that Participant on a fully vested basis, in the same year as such dividends are received by the Trustee.

8.2 The Trustee shall use all income earned by the EBP Fund and the ESP Fund, if any, to purchase additional Common Shares to be allocated (on a fully vested basis) to Participants, pro rata, as of the date of the purchase of such additional Common Shares.

8.3 If the Trustee becomes entitled to subscribe for additional shares or securities of Cott by virtue of the Trustee being the registered holder of Common Shares, the Trustee, if so requested by any Participant and if the Participant has provided the Trustee with all amounts necessary to exercise such subscription rights with respect to the Common Shares then held by the Trustee on behalf of such Participant, shall exercise such rights in the name of the Trustee on behalf of such Participant. Upon issuance of the additional shares or securities, such additional shares or securities so received by the Trustee on behalf of the Participant shall be fully vested in the Participant.

8.4 The Trustee may attend all meetings of shareholders of Cott which it shall be entitled to attend by virtue of being the registered holder of Common Shares and shall vote the


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         Common Shares held on behalf of each Participant at every such meeting in such manner as each Participant shall have directed in writing, and in default of any such direction, the Trustee shall refrain from voting the Vested Shares and Unvested Shares. The Trustee will, if so required by any Participant, execute all proxies necessary or proper to enable the Participant to attend such meeting in place of the Trustee.

8.5 The Company shall promptly transmit to each Participant all notices of conversion, redemption, tender, exchange, subscription, class action, claim in insolvency proceedings or other rights or powers that the Company receives from the Trustee relating to the Common Shares.

9.0      TAX MATTERS

9.1 If, for any reason whatsoever, the Trustee and/or a Participating Company becomes obligated to withhold and/or remit to any applicable taxation authority (whether domestic or foreign) any amount in connection with this Plan in respect of a Participant, then the Trustee or the Participating Company, as the case may be, shall provide written notice of such obligation to the Participant and shall make the necessary arrangements, as acceptable to the Trustee or the Participating Company, in connection with the amount which must be withheld and/or remitted.

9.2 Upon the vesting of any Common Shares pursuant to the terms of this Plan, the Trustee shall, in respect of each Participant, provide Cott with written notice of the amount vested and the market value of the Vested Shares. Cott shall be responsible for reporting the Participant's vested amount as income to the Canadian taxation authorities. The Trustee shall, in respect of each Participant, be responsible for reporting to the Canadian taxation authorities any income allocated and paid to the Participant in accordance with section
         5.2 hereof.

10.0     AMENDMENT OF PLAN AND TRUST AGREEMENTS

10.1 From time to time the Committee or the board of directors of Cott may amend any provisions of this Plan and any provisions of the Trust Agreements and the Committee or the board of directors of Cott may terminate this Plan at any time, but no amendment of this Plan or the Trust Agreements, or any termination of this Plan, shall divest any Participant of his or her entitlement to Common Shares as provided in
         Article 5 or of any rights a Participant may have in respect of the Common Shares, without the prior written consent of the Participant. No amendment of this Plan shall affect the rights and duties of the Trustee without its prior written consent.

11.0     GENERAL

11.1 The Trustee shall be entitled to rely on a certificate of the CEO, the Senior Vice President of Human Resources or the Corporate Secretary of Cott as to any of the following matters:

         (a) when the employment of a Participant with a Participating Company has terminated; and


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         (b)      the date of death, Normal Retirement or Permanent Disability of any Participant.

11.2 The Committee or the board of directors of Cott may by resolution make, amend or repeal at any time and from time to time such regulations not inconsistent herewith as it may deem necessary or advisable for the proper administration and operation of this Plan. In particular, the board of directors of Cott may delegate to any officers of a Participating Company such administrative duties and powers as it may see fit with respect to this Plan.

11.3 Two officers of Cott, one of whom must be the CEO, the Senior Vice President of Human Resources or the Corporate Secretary, are hereby authorized to sign and execute all instruments and documents and do all things necessary or desirable for carrying out the provisions of this Plan.

11.4 This Plan and the Trust Agreements are established under the laws of the Province of Ontario and the rights of all parties and the construction and effect of each and every provision of this Plan and the Trust Agreements shall be according to the laws of the Province of Ontario and the laws of Canada applicable therein.

11.5 This Plan and the Trust Agreements shall enure to the benefit of and be binding upon Cott, its successors and assigns. The interest hereunder of any Participant shall not be transferable or alienable by such Participant either by assignment or in any other manner whatsoever and, during his or her lifetime, shall be vested only in him or her, but, upon such Participant's death, shall enure to the benefit of and be binding upon the personal representatives of the Participant.

11.6 Any questions of interpretation of the Plan will be submitted to the Committee for resolution. Any resolution of such a question of interpretation of the Plan by the Committee shall be final in all respects, and in particular, shall not be subject to any appeals whatsoever.

11.7 This Plan is, with respect to all assets in the EBP Fund, an "Employee Benefit Plan" for the purposes of the Act.

         Executed on the 2nd day of January, 2003 with an effective date of the 2nd day of JANUARY, 2003.

                                     COTT CORPORATION

                                     PER:    /s/ Colin Walker
                                             -----------------------------------
                                             NAME:  Colin Walker
                                             TITLE:  Senior Vice President


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                                     COTT BEVERAGES INC.

                                     PER:    /s/ Colin Walker
                                             -----------------------------------
                                             NAME:  Colin Walker
                                             TITLE: Senior Vice President


                                     COTT BEVERAGES LIMITED

                                     PER:    /s/ Raymond P. Silcock
                                             -----------------------------------
                                             NAME:  Raymond P. Silcock
                                             TITLE:  Executive Vice President
                                             and Chief Financial Officer


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